Exhibit 99.1

KULR Technology Group Announces Six-Month Pause on At-the-Market Equity Offering Program

HOUSTON / GLOBENEWSWIRE / December 22, 2025 / KULR Technology Group, Inc. (NYSE American: KULR) (the "Company" or "KULR"), an energy-systems platform company that enables the safe, certifiable deployment of ultra-high-power lithium battery systems for space and defense programs, hyperscale AI data centers, and telecom infrastructure OEMs, today announced that it has elected to pause its at-the-market (“ATM”) equity offering program with Cantor Fitzgerald and Craig-Hallum through June 30, 2026.

The Company maintains a strong balance sheet, carries no debt, and has sufficient liquidity to support planned operations and growth initiatives. During this period, KULR intends to prioritize execution across its core platforms, including ramping production of its KULR ONE Air products and advancing the development of its KULR ONE MAX battery backup solutions for AI data center and telecommunications applications.

About KULR Technology Group, Inc.

KULR Technology Group, Inc. (NYSE American: KULR) is an energy-management and reliability platform company delivering certifiable battery safety, vibration-mitigation, and thermal control solutions that enable ultra-high-power lithium-ion systems and sensitive electronics to operate reliably across space and defense missions, hyperscale AI data centers, telecom infrastructure and mobility applications.

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Safe Harbor Statement

This release contains certain forward-looking statements based on our current expectations, forecasts and assumptions that involve risks and uncertainties. Forward-looking statements in this release are based on information available to us as of the date hereof. Our actual results may differ materially from those stated or implied in such forward-looking statements, due to risks and uncertainties associated with our business, which include the risk factors disclosed in our Form 10-K filed with the Securities and Exchange Commission on March 31, 2025, as may be amended or supplemented by other reports we file with the Securities and Exchange Commission from time to time. Forward-looking statements include statements regarding our expectations, beliefs, intentions, or strategies regarding the future and can be identified by forward-looking words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” and “would” or similar words. All forecasts are provided by management in this release are based on information available at this time and management expects that internal projections and expectations may change over time. In addition, the forecasts are entirely based on management’s best estimate of our future financial performance given our current contracts, current backlog of opportunities and conversations with new and existing customers about our products and services. We assume no obligation to update the information included in this press release, whether as a result of new information, future events or otherwise.

Investor Relations:

KULR Technology Group, Inc.

Phone: 858-866-8478 x 847

Email: ir@kulr.ai

KULR Media Relations:

M Group Strategic Communications (on behalf of KULR)

Email: kulr@mgroupsc.com